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EXHIBIT 10.44

               FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

       THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the "Amendment"), dated as of August 10, 2007, by and between AETHLON MEDICAL, INC., a Nevada corporation (the "Company"), and FUSION CAPITAL FUND H, LLC (together with its permitted assigns, the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Common Stock Purchase Agreement.

       WHEREAS, THE parties hereto are parties to a Common Stock Purchase Agreement dated as of March 21, 2007 (the "Common Stock Purchase Agreement") pursuant to which the Buyer has agreed to purchase, and the Company has agreed to sell up to $8,400,000 of the Common Stock;

       WHEREAS, the parties desire to amend and restate certain provisions of the Common Stock Purchase Agreement;

       NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:


1. AMENDMENTS. The following Sections of the Common Stock Purchase Agreement are hereby amended as follow:

       a. Section 4(a) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

              "(a) FILING OF FORM 8-K AND REGISTRATION STATEMENT. The Company agrees that it shall, within the time required under the 1934 Act file a Report on Form 8-K disclosing this Agreement and the transaction contemplated hereby. The Company shall also file within ten (10) Business Days from the date hereof a new registration statement covering only the sale of the Commitment Shares and 7,333,333 Purchase Shares (which includes the 1,333,333 Initial Purchase Shares) in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof ("Registration Rights Agreement")."

       b. Section 11(k)(iv) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

              "(iv) If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section I of this Agreement. this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party TO any other party under this Agreement."

2. EFFECT OF AMENDMENT/INCORPORATION OF CERTAIN PROVISIONS. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and effect. The provisions set forth IN Section 11 of the Common Stock Purchase Agreement are hereby incorporated by reference into this Amendment.


                                   * * * * *

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       IN WITNESS WHEREOF, the Buyer and the Company have caused this First
Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.



                                        THE COMPANY:
                                        ------------

                                        AETHLON MEDICAL, INC.

                                        By: /s/ Peter M. Kuhn
                                            ----------------------------
                                        Name:
                                        Title:


                                        BUYER:
                                        ------

                                        FUSION CAPITAL FUND II, LLC
                                        BY: FUSION CAPITAL PARTNERS, LLC
                                        BY: SGM HOLDINGS CORP.


                                        By: /s/ Steven G. Martin
                                            ----------------------------
                                        Name: Steven G. Martin
                                        Title: President